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                         SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C. 20549

                                      FORM 8-K

                                   CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of the
                          Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) January 26, 1998


                              SOFTWARE ARTISTRY, INC.
                 (Exact Name of Registrant as Specified in Charter)

    Indiana                            000-25578                  35-1731589
    -------                            ---------                  ----------
(State or other jurisdiction of  (Commission File Number)    (IRS Employer
  incorporation)                                            Identification No.)

9025 North River Road, Indianapolis, IN               46240
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(Address of principal executive offices)            (Zip Code)

         Registrant's telephone number, including area code:  317/843-1663

             9449 Priority Way West Drive, Indianapolis, Indiana 46240
             ---------------------------------------------------------
           (Former name or former address, if changed since last report)

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     Item 1.  Changes in Control of Registrant.

     On January 26, 1998, Hoosier Acquisition Corp. (the "Purchaser"), an Indiana corporation and a wholly-owned subsidiary of International Business Machines Corporation, a New York corporation ("IBM"), accepted for payment approximately 6,500,000 shares of the Registrant's Common Stock, no par value (the "Shares"). The Shares were acquired pursuant to the Purchaser's Offer to Purchase dated December 23, 1997 (the "Offer to Purchase") under the Agreement and Plan of Merger dated December 18, 1997 among IBM, the Purchaser and the Registrant, a copy of which is attached as Exhibit 2.1 hereto and incorporated herein by reference (the "Merger Agreement"), and upon the terms and subject to the conditions set forth in and the related Letter of Transmittal (together with the Offer to Purchase, the "Offer"). The Offer expired at 11:59 p.m. (EST) on Friday, January 23, 1998, and all Shares validly tendered by shareholders and not withdrawn prior to such time were accepted for payment by the Purchaser. As a result of the consummation of the Offer, the Purchaser acquired approximately ninety-four percent (94%) of the Registrant's issued and outstanding Common Stock. A copy of the press release issued by IBM on January 26, 1998 announcing the results of the Offer is attached hereto as Exhibit 99.1.

     Based on information reported by the Purchaser in the Offer to Purchase and in the Schedule 14D-1 filed by the Purchaser on December 23, 1997, and the amendments thereto, the Registrant believes that (i) the Purchaser's source of funds to acquire the Shares is through a capital contribution from IBM; and (ii) IBM's source of funds is cash on hand.

     On January 27, 1998, Articles of Merger were filed with the Indiana Secretary of State effecting merger of the Purchaser with and into the Registrant (the "Merger") with the Registrant as the surviving corporation. Under the Merger Agreement each of the shares of Common Stock of the Registrant not owned by Purchaser was converted into the right to receive $24.50 per share. Because the Purchaser had acquired over ninety percent (90%) of the outstanding shares, approval of the Merger Agreement by the shareholders of the Registrant was not required under Indiana law.

     In accordance with the terms of the Merger Agreement, upon the effectiveness of the Merger, Lee A. Dayton, Donald D. Westfall and Archie W. Colburn, the directors of the Purchaser, became the Directors of the Company.

     The foregoing summary of certain terms and provisions of the Merger Agreement is qualified in its entirety by the Merger Agreement, which is an Exhibit to this Report.

     This Report contains forward-looking statements that are based on the Registrant's current expectations. Words such as "expects" and "anticipates" are intended to identify such forward-looking statements. These statements are not guarantees of future performance or actions and involve certain risks, uncertainties and assumptions. Therefore, actual outcomes and

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results may differ materially from what is expressed or forecasted in such forward-looking statements. The Registrant undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

     Item 7.   Financial Statements, Pro Forma Financial Information and
               Exhibits.

     (c)  Exhibits

     2.1 Agreement and Plan of Merger dated December 18, 1997, among International Business Machines Corporation, a New York corporation, Hoosier Acquisition Corp., an Indiana corporation and the Registrant. (Incorporated herein by reference to Exhibit 1 to Schedule 14D-9 filed by the Registrant on December 23, 1997.)

     99.1 Press Release dated January 26, 1998 issued by the Purchaser regarding completion of the Offer.


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                                     SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

                              SOFTWARE ARTISTRY, INC.

Dated:  January 30, 1998      By /s/ Thomas E. Vanneman
                              -------------------------
                              Thomas E. Vanneman,
                              Vice President, Finance,
                              Chief Financial Officer
                              and Secretary




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                              EXHIBIT INDEX

EXHIBIT
  NO.                                   EXHIBIT
-------                                 -------

  2.1 Agreement and Plan of Merger dated December 18, 1997 among International Business Machines Corporation, a New York corporation, Hoosier Acquisition Corp., an Indiana corporation, and the Registrant. (Incorporated herein by reference to Exhibit 1 to Schedule 14D-9 filed by the Registrant on December 23, 1997.)

 99.1 Press Release dated January 26, 1998 issued by the Purchaser regarding completion of the Offer.



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